CONTRACT PURCHASE AGREEMENT
                            by and between
                SYSTEMS SERVICE TECHNOLOGY CORPORATION
                               and
                 SIRINA PROTECTION SYSTEMS CORP.

                              Parties

     This Contract Purchase Agreement ("Agreement") is made as of March 29, 1996 by and between Systems Service Technology Corporation, a New York corporation having an office at 5 Penn Plaza, New York, New York ("SST"), and Sirina Protection System Corp., a New York corporation having an office at 128 Charlotte Avenue, Hicksville, New York ("Sirina").

                               Recital

     Sirina desires to enter into the business (the "Business") of servicing fire, life safety and security systems as installed in certain buildings (each, a "Building"), and desires to acquire from SST, and SST desires to sell to Sirina certain of SST's contracts related to the Business.


                         Terms of Agreement

     In consideration of the mutual premises, covenants, terms and conditions provided below, the parties hereby agree as follows:


                              ARTICLE I

               Purchase and Sale of Assets and Business

     1.1 Purchase and Sale. Subject to, and upon, the terms of this Agreement, SST hereby agrees to sell and Sirina hereby agrees to purchase as of March 29, 1996 (the "Closing Date"), free and clear of any liens, charges, encumbrances or liabilities, excepting from the foregoing only those obligations expressly assumed by Sirina, all of SST's right, title and interest in, to or under the following assets (the "Assets"):

          1.1.1 Service Contracts. The right to all of SST's contracts to provide service or maintenance listed on Schedule
1.1.1 attached hereto (the "Service Contracts").

          1.1.2 Schematics, Drawings, Etc. All schematics, drawings, instructions, blueprints, charts, diagrams, layouts, plans or similar documents, in whatever form the same may take, necessary or beneficial to the Business relating to the systems to be serviced pursuant to the Service Contracts.


     1.2  Consideration   As consideration for the purchase and
sale of the Assets contemplated by this Agreement, Sirina shall pay, on the Closing Date, an aggregate of $378,000 by certified or bank check.


                             ARTICLE II

                              Closing

     2.1 Closing Actions. The closing of the purchase and sale of the Assets (the "Closing") will be effective upon the execution of this Agreement and delivery of the documents referred to in this Section 2.1.

          2.1.1  By SST.

               2.1.1.1  Instruments of Transfer.  SST will
execute and deliver to Sirina an assignment in the form annexed hereto as Exhibit A.

               2.1.1.2  Resolutions. SST will deliver to Sirina
copies of the resolutions of SST's Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated therein.

               2.1.1.3 General. Sirina shall have received such other documents, instruments and certificates as counsel for Sirina may reasonably request.


          2.1.2  By Sirina.

               2.1.2.1 Certified Check. Sirina shall deliver a certified or bank check, payable to SST, in the amount of $378,000.

               2.1.2.2 Resolutions. Sirina will deliver to SST copies of the resolutions of the Boards of Directors of Sirina authorizing the execution, delivery and performance of this Agreement and the transactions contemplated therein.

               2.1.2.3  General.  SST shall have received such
other documents, instruments and certificates as counsel for SST may reasonably request.


                          ARTICLE III

                Representations and Warranties of SST

     3.1 Organization and Good Standing. SST is a corporation duly organized and in good standing under the laws of the State of New York and has the corporate power and authority to carry on its business as presently conducted.

     3.2 Authorization. The execution, delivery and performance of this Agreement by SST has been duly authorized by all necessary action, and this Agreement constitutes a valid and binding obligation of SST in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement ofcreditor's rights generally). The execution and carrying out of the transactions contemplated by this Agreement and compliance with the provisions hereof and thereof by SST will not violate any provision of law.

     3.3 No Violation. Neither the execution and delivery of this Agreement by SST nor the consummation of the transactions it contemplates will violate or conflict with SST's Certificate of Incorporation or By-Laws or any statute, law, decree, regulation, or order of any government authority applicable to SST.

     3.4  Assignment.  The Service Contracts are assignable by
SST to Sirina.

     3.5 Cancellation, SST has not received, with respect to any of the Service Contracts, a notice of cancellation and has no knowledge of any pending or threatened cancellation. All Service Contract payments are current, in accordance with SST's terms, except for the Service Contracts for 59 West 46th Street and 270 Madison Avenue.

     3.6 Officers, Directors and Shareholders. The officers, directors and shareholder of SST are listed on Schedule 3.6 attached hereto.

                             ARTICLE IV

                 Representations and Warranties of Sirina

     4.1 Organization and Good Standing. Sirina is a corporation duly organized and in good standing under the laws of the State of New York and has the corporate power and authority to enter into this Agreement and perform its obligations contemplated herein.

     4.2 Authorization. The execution, delivery and performance of this Agreement by Sirina has been duly authorized by all necessary action, and this Agreement constitutes a valid and binding obligation of Sirina in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally). The execution and carrying out of the transactions contemplated by this Agreement and compliance with the provisions hereof and thereof by Sirina will not violate any provision of law.



     4.3 Officers, Directors and Shareholders. The officers, directors and shareholder of Sirina are listed on Schedule 4.3 attached hereto.


                              ARTICLE V

                              Brokers

     Neither Sirina nor SST has employed the services of any broker or finder and has made no commitment to pay a broker's or finder's fee in respect of this Agreement or the transactions contemplated under it. SST and Sirina hereby agree to indemnify and hold harmless the other (and its parent and affiliates) against any other obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent s commissions or other like payments in connection with this Agreement or the transactions contemplated hereby.


                                ARTICLE VI

                Survival of Representations and Warranties

     All representations, warranties, covenants and agreements of the parties made in this Agreement, or in any Exhibit annexed hereto, or in any certificate, document, instrument or agreement delivered hereunder, shall survive the execution and delivery of this Agreement, the Closing and any investigation at any time made by Sirina or on Sirina's behalf.


                                ARTICLE VII

                                  Notices

     Any notice or communication given by any party hereto to the other party or parties shall be in writing and personally delivered, sent by facsimile or mailed, by registered or certified mail, return receipt requested, postage prepaid, to the addresses provided in sections 9.1 and 9.2. Except as otherwise provided herein, mailed notices shall be deemed given three daysafter being duly mailed.

     7.1  Notice to SST shall be addressed to:

          Systems Service Technology Corporation
          262 Duffy Avenue
          Hicksville, New York 11801
          Attention:  Marc Palker
          Facsimile: (516) 433-1131

with a copy to:

          Dolgenos Newman & Cronin LLP
          96 Spring Street
          New York, New York 10012
          Attn: Dennis P. McConnell, Esq.
          Facsimile: (212) 925-0690


     7.2  Notice to Sirina shall be addressed to:

          Sirina Protection Systems Corp.
          128 Charlotte Avenue
          Hicksville New York 11801
          Attention: Mr. Anthony Florez
          Facsimile: (516) 942-0415

with a copy to:

          Albanese, Albanese & Fiore LLP
          1050 Franklin Avenue
          Garden City, New York 11530
          Attention: Joseph Albanese, Esq.
          Facsimile: (516) 747-7777

     7.3 Any person entitled to receive notice (or a copy thereof) may designate in writing to the others such other address to which notices shall thereafter be sent.


                                 ARTICLE VIII

                               Non-Competition

     8.1 SST In consideration of the purchase by Sirina of the Service Contracts and other Assets of SST, SST, its officers, directors and shareholders agree, for themselves and for any entity they hold a substantial interest in, that for a period of two (2) years they shall not, without the prior written consent of Sirina, directly or indirectly, solicit and/or engage in the servicing or maintenance of any fire alarm, life safety system in any Building set forth in Schedule 1.1.1.

     8.2 Sirina In connection with the purchase of the Assets, Sirina its officers, directors and shareholders agree, for themselves and for any entity hey hold a controlling interest in, that for a period of two (2) years they shall not, without the prior written consent of SST, directly or indirectly, engage in the servicing or maintenance of any fire alarm, life safety system manufactured, sold, installed, serviced or maintained by SST or its affiliates in the buildings set forth on
Schedule 8.2 hereto. Nothing herein shall prohibit Sirina from soliciting and/or providing services to any such building with respect to automatic sprinkler and fire suppression systems.

Sirina agrees that it shall maintain Schedule 8.2 in accordance with the terms of the Confidentiality Agreement executed by SST and Sirina.


                            ARTICLE IX

                          Miscellaneous

     9.1 Further Assurances. SST covenants and agrees that at any time and from time to time after the Closing Date, upon the request of Sirina, it will execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered or performed, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better vesting and confirming to Sirina of the title toand possession of the Assets.

     9.2 Parts. Sirina shall be entitled to purchase from SST and SST shall sell to Sirina parts necessary to the Business on terms no less favorable than such provided to any other distributor or authorized representative.

     9.3  Entire Agreement.  This Agreement, including the
Exhibits annexed hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     9.4 Expenses. Each of the parties will pay its own fees and expenses,including its own counsel fees and accountant s fees incurred in connection with this Agreement or any transaction contemplated by this Agreement.

     9.5 Amendment; Waiver. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by the party affected thereby No failure to exercise, and no delay in exercising, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege (hereunder or otherwise). No waiver of any breach of any agreement hereunder or any other agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other agreement. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement, and the Exhibits hereto, are in addition to all other rights and remedies, at law or in equity, that they may have against the other.

     9.6 Binding Effect; Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto, and to the benefit of either party's successor or successors by reorganization, merger or consolidation or any assignee of all or substantially all of its business and properties.

     9.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     9.9 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy of the State of New York applicable to contracts executed and wholly performed within such State.

     9.10 Severability. In case any one or more of the provisions contained in this Agreement, shall for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     9.11 "Blue Pencil" Clause. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

                           Execution

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in their respective representative capacities on the date first above written.

                              SYSTEMS SERVICE TECHNOLOGY
                                CORPORATION

                              By:______________________________


                              SIRINA PROTECTION SYSTEMS CORP.

                              By:______________________________





For Purposes of Section 8.1 only:



Joseph Williams